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OpenOffice.org 2.0 Beta Components:

- Base
- Calc
- Draw
- Math
- Impress
- Writer

free office suite

OpenOffice.org is both a multi-platform and multi-lingual office suite and an open-source project. Compatible with all other major office suites, the product is free to download, use, and distribute. To help build the community, join us.

Download

- The stable version (1.1.4)
- The beta version (1.9+)
- Order a CD-ROM

In the media

24 June	Andrew Pitonyak: Macros
22 June	OOo Hindi Free for All
14 June	HSQLDB Needs You
10 June	From UNO to URE
09 June	OOo Extensions
08 June	GCJ Comes of Age

OOoCon 2005

The third international OOoCon will be held this year from 28 to 30 September in Koper - Capodistria, Slovenia.

Make your plans now!

As in previous years, the conference will bring together developers and distributors, users, businesses, and governments from all parts of the globe. It's OpenOffice.org's major conference and should not be missed. Thanks to the Slovenian and Italian teams for putting together the winning proposal.

To learn more about the conference, go to:

- OOoCon 2005
- Welcome message from organizing team

If you wish to sponsor or contribute assistance, send a message to:

- confsponsor@openoffice.org

Update: OpenOffice.org for India

22 June, New Delhi. From Technetra: "In a high profile ceremony, Smt. Sonia Gandhi, Chairman of the National Advisory Council of India, and Thiru Dayanidhi Maran, Union Minister for Communications and Information Technology, released a free CD of software containing Hindi language tools and fonts based on open-source software." BharateeyaOO.o, a Hindi version of OpenOffice.org was included. The group is also localizing the suite to Gujurati, Kannada (alpha), Marathi, Tamil. Congratulations!

- Technetra's Report
- Hindi Language Project